                                                                    Exhibit 99.2

                               Consent to Use of
                            Fairness Opinion in S-4
                             Registration Statement
                            -----------------------

         We hereby consent to the use of our opinion letter dated June 29, 1999 to the Board of Directors of CTG Resources, Inc. included as Appendix B to the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of CTG Resources, Inc. with and into Oak Merger Co., a wholly owned subsidiary of Energy East Corporation and to the references to such opinion in such Prospectus/Proxy Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     PAINEWEBBER INCORPORATED


                                                     By /s/ Charles E. Buckley
                                                       -------------------------

August 13, 1999
New York, New York